Exhibit 99.1

ON24 Announces Third Quarter 2021 Financial Results

•ARR increased 20% year-over-year to $167.2 million
•Third quarter subscription and other platform revenue increased 27% year-over-year to $43.6 million
•Third quarter total revenue increased 16% year-over-year to $49.4 million
•Number of customers contributing at least $100K in ARR increased 32% year-over-year

SAN FRANCISCO--(BUSINESS WIRE)--ON24 (NYSE: ONTF), a leading cloud-based digital experience platform provider, today announced financial results for its third quarter ended September 30, 2021.

“We delivered a solid third quarter and strengthened our core enterprise customer base. We made steady progress and remain confident in the underlying strength of our business and the large market opportunity that lies ahead for us, although, as expected, we continued to face some headwinds with respect to first time renewals,” said Sharat Sharan, co-founder and CEO of ON24. “I’m proud of the exciting platform innovations that our team is bringing to market for customers which we believe will drive our next phase of durable growth.”
Third Quarter 2021 Financial Highlights

•ARR: Ending Annualized Recurring Revenue of $167.2 million as of September 30, 2021, an increase of 20% year-over-year.
•Revenue: Total revenue was $49.4 million, an increase of 16% year-over-year. Subscription and Other Platform Revenue, was $43.6 million, an increase of 27% year-over-year.
•GAAP Operating Loss was $9.3 million, compared to GAAP operating income of $6.8 million in the third quarter of 2020.
•Non-GAAP Operating Loss was $1.4 million, compared to non-GAAP operating income of $7.5 million in the third quarter of 2020.
•GAAP Net Loss attributable to common stockholders was $9.4 million, or $(0.20) per diluted share, compared to net income attributable to common stockholders of $5.1 million, or $0.12 per diluted share in the third quarter of 2020.
•Non-GAAP Net Loss was $1.6 million, or $(0.03) per diluted share, compared to a non-GAAP net income of $7.2 million, or $0.42 per diluted share in the third quarter of 2020.
•Cash Flow: Net cash used in operating activities was $0.9 million, compared to $11.5 million provided by operating activities in the third quarter of 2020.

•Free Cash Flow was negative $1.6 million for the quarter, compared to $11.1 million in the third quarter of 2020.
•Cash, Cash Equivalents and Marketable securities totaled $399.7 million as of September 30, 2021.
For more information regarding non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flows, see the section titled “Non-GAAP Financial Measures” below. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure, see the tables at the end of this press release.

Recent Business Highlights
Product Innovation
•Hosted a customer event to introduce the latest ON24 technologies, platform innovations, and product roadmap for companies to advance digital engagement.
•Announced ON24 Go Live as the latest addition to the ON24 platform, a new self-service virtual event product to stand up live-streaming video events such as roadshows, customer conferences, virtual pop-ups, town halls, and company meetings faster and easier. ON24 Go Live is planned to become available in November 2021 for early adopters.
•New capabilities are available for audiences to watch ON24 Webcast Elite live webinars directly in ON24 Engagement Hub, a central content destination to generate demand with prospects, engage customers, and drive partner enablement.
•Introduced Hybrid Mode in ON24 Webcast Elite to make seamless hybrid experiences possible and enable companies to customize their events for in-person and virtual attendees.
Industry Recognition
•ON24 Elite was rated the top webinar software by enterprise users for the second consecutive quarter by G2, one of the largest software marketplace and user review platforms.
•The ON24 Digital Experience Platform was named the “Best Overall Event Management Platform” by MarTech Breakthrough as part of their annual awards recognizing the best companies, technologies, products, and services for sales, marketing, and advertising.
•Forrester, a leading global research and advisory firm, recently included ON24 as a growth stage company in the content engagement solutions market for ON24 Engagement Hub, a central destination for audiences to get engaging, dynamic live and on-demand content when they need it.

Financial Outlook
For the fourth quarter of 2021, ON24 expects:
•Total revenue of $51.0 to $52.0 million.
•Non-GAAP operating loss of $4.7 to $3.7 million.
•Non-GAAP net loss per share of $(0.10) to $(0.08) using approximately 48.2 million basic and diluted shares outstanding.
For the full year 2021, ON24 expects:
•Total revenue of $202.6 to $203.6 million.
•Non-GAAP operating loss of $0.9 million to non-GAAP operating income of $0.1 million.
•Non-GAAP net loss per share of $(0.04) to $(0.02) using approximately 43.6 million basic and diluted shares outstanding.
Conference Call Information:
ON24 will host a conference call and live webcast for analysts and investors today at 2:00 p.m. Pacific Time. Parties in the United States can access the call by dialing (800) 367-2403, and international parties can access the call by dialing (334) 777-6978, using the conference ID 2232532.
A webcast will be accessible on ON24’s investor relations website at investors.on24.com. Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States, or GAAP, we consider our non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flow in evaluating our operating performance. We define non-GAAP operating income (loss) as net income (loss) excluding, interest expense, other (income) expense, net, income tax and stock-based compensation. We define non-GAAP net income (loss) as net income (loss) excluding cumulative preferred dividends allocated to preferred shareholders and stock-based compensation. We define free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment.

We use non-GAAP operating income (loss) and non-GAAP net income (loss) to evaluate our ongoing operations and for internal planning and forecasting purposes, and we use free cash flow to measure and evaluate cash generated through normal business operations. We believe non-GAAP operating income (loss) and non-GAAP net income (loss) may be helpful to investors because they provide consistency and comparability with past financial performance. We believe free cash flow may be helpful to investors because it reflects that some purchases of property and equipment are necessary to support ongoing operations, while providing a measure of cash available to acquire customers, expand within existing customers and otherwise pursue our business strategies.

However, these non-GAAP financial measures are each presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Non-GAAP financial measures have no standardized meanings prescribed by GAAP and are not prepared under a comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison.

Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure are included in the tables at the end of this press release.
Forward-Looking Statements
This document contains “forward-looking statements” under applicable securities laws. Such statements can be identified by words such as: “outlook,” “expect,” “convert,” “believe,” “plan,” “future,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements include express or implied statements regarding our expected financial and operating results, the size of our market opportunity, the success of our new products and capabilities, the impact of COVID-19 and vaccines on the way people do business, and other statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations, and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including our ability to sustain our recent revenue growth rate, attract new customers and expand sales to existing customers; fluctuation in our performance, our history of net losses and expected increases in our expenses; competition in our markets and any decline in demand for our solutions; our ability to expand our sales and marketing capabilities and otherwise manage our growth; the impact of the COVID-19 pandemic; disruptions or other issues with our technology or third-party services; compliance with data privacy, import and export controls, customs, sanctions and other laws and regulations; intellectual property matters; and matters relating to our common stock, along with the other risks and uncertainties discussed in the filings we make from time to time with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as required by law, we undertake no obligation to update any such statement.

About ON24
ON24 provides a leading cloud-based hybrid engagement platform that makes it easy to create, scale, and personalize engaging experiences to drive measurable business growth. Today, we are helping over 2,000 companies worldwide, including 3 of the 5 largest global technology companies, 4 of the 5 largest US banks, 3 of the 5 largest global healthcare companies, and 3 of the 5 largest global industrial manufacturing companies, convert millions of prospects to buyers. Through interactive webinars, virtual events, and always-on multimedia experiences, ON24 provides a system of engagement, powered by AI, which enables businesses to scale engagement, conversions, and pipeline to drive revenue growth. The ON24 platform supports millions of professionals a month who are totaling billions of engagement minutes per year. ON24 is headquartered in San Francisco with global offices in North America, EMEA, and APAC. For more information, visit  www.ON24.com.

© 2021 ON24, Inc. All rights reserved. ON24 and the ON24 logo are trademarks owned by ON24, Inc., and are registered in the United States Patent and Trademark Office and in other countries.

ON24, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$197,788	$58,243
Marketable securities	201,896	3,000
Accounts receivable, net	36,798	48,617
Deferred contract acquisition costs, current	11,718	10,528
Prepaid expenses and other current assets	9,661	7,079
Total current assets	457,861	127,467
Property and equipment, net	8,849	9,051
Deferred contract acquisition costs, non-current	20,205	18,753
Other long-term assets	995	1,447
Total assets	$487,910	$156,718
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$2,026	$4,730
Accrued liabilities	22,989	17,439
Deferred revenue	91,185	92,240
Long-term debt, current portion	2,128	2,359
Total current liabilities	118,328	116,768
Long-term debt	2,543	25,727
Other long-term liabilities	3,374	4,022
Total liabilities	124,245	146,517
Convertible Class A-1 and Class A-2 preferred stock	—	83,857
Redeemable convertible Class B and Class B-1 preferred stock	—	70,000
Stockholders’ equity (deficit)
Common stock	5	1
Additional paid-in capital	549,455	27,512
Accumulated deficit	(186,010)	(171,263)
Accumulated other comprehensive income	215	94
Total Stockholders’ equity (deficit)	363,665	(143,656)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$487,910	$156,718

ON24, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Subscription and other platform	$43,601	$34,356	$130,888	$81,379
Professional services	5,761	8,233	20,691	22,276
Total revenue	49,362	42,589	151,579	103,655
Cost of revenue:
Subscription and other platform(1)	8,718	5,425	24,382	14,405
Professional services(1)	3,349	3,195	10,252	8,883
Total cost of revenue	12,067	8,620	34,634	23,288
Gross profit	37,295	33,969	116,945	80,367
Operating expenses:
Sales and marketing(1)	26,591	15,756	75,981	40,495
Research and development(1)	9,114	4,660	25,222	13,272
General and administrative(1)	10,851	6,712	29,719	14,370
Total operating expenses	46,556	27,128	130,922	68,137
Income (loss) from operations	(9,261)	6,841	(13,977)	12,230
Interest expense	65	228	402	633
Other (income) expense, net	106	(23)	433	226
Income (loss) before provision for (benefit from) income taxes	(9,432)	6,636	(14,812)	11,371
Provision for (benefit from) income taxes	(32)	31	(65)	123
Net income (loss)	(9,400)	6,605	(14,747)	11,248
Cumulative preferred dividends allocated to preferred stockholders	—	(1,467)	(558)	(4,219)
Net income (loss) attributable to common stockholders	$(9,400)	$5,138	$(15,305)	$7,029
Net income (loss) per share attributable to common stockholders:
Basic	$(0.20)	$0.14	$(0.36)	$0.19
Diluted	$(0.20)	$0.12	$(0.36)	$0.17
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	47,101,200	10,420,584	42,149,108	9,755,373
Diluted	47,101,200	17,068,097	42,149,108	13,417,405
(1)Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cost of revenue
Subscription and other platform	$607	$31	$1,190	$78
Professional services	109	7	248	16
Total cost of revenue	716	38	1,438	94
Sales and marketing	2,364	162	5,627	450
Research and development	1,235	70	2,879	189
General and administrative	3,516	350	7,851	720
Total stock-based compensation expense	$7,831	$620	$17,795	$1,453

ON24, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$(9,400)	$6,605	$(14,747)	$11,248
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,129	741	3,423	1,930
Stock-based compensation expense	7,831	620	17,795	1,453
Amortization of deferred contract acquisition cost	3,803	3,115	11,305	7,460
Provision for allowance for doubtful accounts and billing reserve	67	652	1,276	1,449
Other	166	—	191	—
Changes in operating assets and liabilities:
Accounts receivable	2,026	(2,864)	10,543	(21,424)
Deferred contract acquisition cost	(4,355)	(8,182)	(13,947)	(19,280)
Prepaid expenses and other assets	1,720	(1,756)	(5,358)	(2,539)
Accounts payable	(778)	878	(2,219)	1,116
Accrued liabilities	96	555	3,122	2,709
Deferred revenue	(2,714)	10,731	(1,055)	42,754
Other long-term liabilities	(485)	384	(648)	(37)
Net cash (used in) provided by operating activities	(894)	11,479	9,681	26,839
Cash flows from investing activities:
Purchase of property and equipment	(706)	(386)	(2,440)	(674)
Purchase of marketable securities	(162,558)	—	(207,039)	(5,000)
Proceeds from maturities and paydowns of marketable securities	8,237	—	11,401	5,000
Net cash used in investing activities	(155,027)	(386)	(198,078)	(674)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts	—	—	353,397	—
Proceeds from issuance of common stock resulting from exercise of options	2,487	1,098	4,282	3,337
Payment of tax withholding obligations related to net share settlements of stock options exercise	—	—	(2,001)	—
Proceeds from long-term debt	—	5,986	—	18,165
Repayments of long-term debt	(54)	(6,045)	(22,532)	(18,129)
Repayment of capital lease obligations	(501)	(263)	(1,885)	(826)
Payments of offering costs	—	—	(3,481)	—
Net cash provided by financing activities	1,932	776	327,780	2,547
Effect of exchange rate changes on cash, cash equivalents and restricted cash	46	134	154	188
Net (decrease) increase in cash, cash equivalents and restricted cash	(153,943)	12,003	139,537	28,900
Cash, cash equivalents and restricted cash, beginning of period	351,825	35,830	58,345	18,933
Cash, cash equivalents and restricted cash, end of period	$197,882	$47,833	$197,882	$47,833
Supplemental disclosures of cash flow information:
Cash paid for taxes, net of refunds	$217	$122	$359	$172
Cash paid for interest	$86	$228	$489	$724
Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital leases	$—	$660	$1,586	$3,180
Equipment purchased funded by liabilities	$—	$—	$391	$179
Property and equipment purchased not yet paid	$29	$692	$29	$692
Marketable securities purchased not yet settled	$3,482	$—	$3,482	$—
Conversion of convertible preferred stock and redeemable convertible preferred stock to common stock	$—	$—	$153,857	$—

ON24, INC.
Reconciliation from GAAP to Non-GAAP Results
(in thousands, except share and per share data)
(Unaudited)

Reconciliation of net income (loss) to non-GAAP operating income (loss)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$(9,400)	$6,605	$(14,747)	$11,248
Add:
Interest expense	65	228	402	633
Other (income) expense, net	106	(23)	433	226
Provision for (benefit from) income taxes	(32)	31	(65)	123
Stock-based compensation	7,831	620	17,795	1,453
Non-GAAP operating income (loss)	$(1,430)	$7,461	$3,818	$13,683

Reconciliation of net income (loss) to non-GAAP net income (loss)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$(9,400)	$6,605	$(14,747)	$11,248
Add: Stock-based compensation expense	7,831	620	17,795	1,453
Non-GAAP net income (loss)	$(1,569)	$7,225	$3,048	$12,701

Reconciliation of net income (loss) available to common stockholders
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss) attributable to common shareholders	$(9,400)	$5,138	$(15,305)	$7,029
Add: Cumulative preferred dividends allocated to preferred shareholders	—	1,467	558	4,219
Add: Stock-based compensation expense	7,831	620	17,795	1,453
Non-GAAP net income (loss) attributable to common stockholders	$(1,569)	$7,225	$3,048	$12,701
GAAP net income (loss) per share, basic	$(0.20)	$0.14	$(0.36)	$0.19
GAAP net income (loss) per share, diluted	$(0.20)	$0.12	$(0.36)	$0.17
Non-GAAP earnings (loss) per share, basic	$(0.03)	$0.69	$0.07	$1.30
Non-GAAP earnings (loss) per share, diluted	$(0.03)	$0.42	$0.06	$0.95
Shares Used in GAAP Per Share Calculations:
GAAP weighted-average shares used to compute GAAP net income (loss) per share, basic	47,101,200	10,420,584	42,149,108	9,755,373
GAAP weighted-average shared used to compute GAAP net income (loss) per share, diluted	47,101,200	17,068,097	42,149,108	13,417,405
Shares Used in Non-GAAP Per Share Calculations:
Non-GAAP weighted-average shares used to compute non-GAAP earnings (loss) per share, basic	47,101,200	10,420,584	42,149,108	9,755,373
Non-GAAP weighted-average shared used to compute non-GAAP earnings (loss) per share, diluted	47,101,200	17,068,097	50,630,225	13,417,405

ON24, INC.
Earnings (Loss) Per Share
(in thousands, except share and per share data)

GAAP Basic Earnings (Loss) Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP basic net income (loss) per share:
Net income (loss)	$(9,400)	$6,605	$(14,747)	$11,248
Less: Cumulative preferred dividends allocated to preferred stockholders	—	(1,467)	(558)	(4,219)
Net income (loss) attributable to common stockholders, basic	(9,400)	5,138	(15,305)	7,029
Income available to participating securities	—	(3,716)	—	(5,175)
Net income (loss) available to common stockholders	$(9,400)	$1,422	$(15,305)	$1,854
Weighted average common stock outstanding, basic	47,101,200	10,420,584	42,149,108	9,755,373
Basic earnings (loss) per share of common stock	$(0.20)	$0.14	$(0.36)	$0.19

GAAP Diluted Earnings (Loss) Per Share
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP diluted earnings (loss) per share:
Net income (loss)	$(9,400)	$6,605	$(14,747)	$11,248
Less: Cumulative preferred dividends allocated to preferred stockholders	—	(1,467)	(558)	(4,219)
Net income (loss) attributable to common stockholders, diluted	(9,400)	5,138	(15,305)	7,029
Reallocation of earnings to participating securities considering potentially dilutive securities	—	(3,158)	—	(4,709)
Net income (loss) available to common stockholders	$(9,400)	$1,980	$(15,305)	$2,320
Weighted average common stock outstanding	47,101,200	10,420,584	42,149,108	9,755,373
Weighted average dilutive effect of stock options, restricted stock and ESPP	—	6,647,513	—	3,662,032
Diluted weighted average common shares	47,101,200	17,068,097	42,149,108	13,417,405
Diluted earnings (loss) per share of common stock	$(0.20)	$0.12	$(0.36)	$0.17

Non-GAAP Earning (Loss) Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Non-GAAP basic earnings (loss) per share:
Net income (loss) available to common stockholders	$(9,400)	$1,980	$(15,305)	$2,320
Add: Cumulative preferred dividends allocated to preferred stockholders	—	1,467	558	4,219
Add: Stock based compensation	7,831	620	17,795	1,453
Add: Income available to participating securities	—	3,158	—	4,709
Non-GAAP earnings (loss) attributable to common stockholders, basic and diluted	(1,569)	7,225	3,048	12,701

Non-GAAP weighted-average shares used to compute non-GAAP earnings (loss) per share, basic	47,101,200	10,420,584	42,149,108	9,755,373
Non-GAAP weighted-average shares used to compute non-GAAP earnings (loss) per share, diluted	47,101,200	17,068,097	50,630,225	13,417,405
Non-GAAP earnings per share of common stock:
Non-GAAP earnings (loss) per share, basic	$(0.03)	$0.69	$0.07	$1.30
Non-GAAP earnings (loss) per share, diluted	$(0.03)	$0.42	$0.06	$0.95

ON24, INC.
Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash (used in) provided by operating activities:	(894)	11,479	9,681	26,839
Less: Purchases of property and equipment	(706)	(386)	(2,440)	(674)
Free cash flow	$(1,600)	$11,093	$7,241	$26,165

ON24, INC.
Revenue
(in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Digital Experience Platform
Subscription and other platform	$43,564	$34,297	$130,789	$80,010
Professional services	5,761	8,183	20,666	21,705
Total digital experience platform	$49,325	$42,480	$151,455	$101,715
Legacy
Subscription and other platform	$37	$59	$99	$1,369
Professional services	—	50	25	$571
Total legacy revenue	$37	$109	$124	$1,940
Revenue
Subscription and other platform	$43,601	$34,356	$130,888	$81,379
Professional services	5,761	8,233	20,691	22,276
Total revenue	$49,362	$42,589	$151,579	$103,655

Contacts
Media Contact:
Roger Villareal
press@on24.com

Investor Contact:
Nate Pollack
investorrelations@on24.com